INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-32525, 33-62723 and 333-01557 on Form S-8 and Registration Statement No. 333-08563 on Form S-4 of our report dated November 30, 2001, appearing in this Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended August 31, 2001.



DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin
December 13, 2001